SECOND AMENDMENT TO ADVISORY AGREEMENT


     THIS SECOND AMENDMENT is entered into as of December 6, 1993, by and between Health and Rehabilitation Properties Trust, a Maryland real estate investment trust (the "Company"), and HRPT Advisors, Inc., a Delaware corporation (the "Advisor").
     WHEREAS, the Company and the Advisor entered into an advisory agreement dated as of November 20, 1986 and an amendment thereto dated August 26, 1987 (collectively, the "Advisory Agreement"); and
     WHEREAS, the Company and the Advisor wish to modify the provisions of the Advisory Agreement providing for an incentive fee payable to the Advisor.
     NOW, THEREFORE, in consideration of these premises, the Company and the Advisor agree as follows:
     1. The second sentence of Section 9 of the Advisory Agreement is hereby deleted and the following is substituted:
          "In addition, the Advisor shall be paid an annual incentive fee (the 'Incentive Fee'), consisting of a number of the Company's
          Common Shares of Beneficial Interest with a value (determined as provided below) equal to 15% of the amount by which 'Cash Available for Distribution to Shareholders' (as defined below) for such fiscal year exceeds the 'Threshold Amount' (as defined below), but in no event shall the Incentive Fee payable in respect of any year exceed $.01 multiplied by the weighted average number of the Company's
          Shares of Beneficial Interest outstanding during such year."

     2. Section 9 of the Advisory Agreement is further amended by inserting the following paragraphs at the end of said Section
9:
          "For purposes of this Agreement:  The
          'Threshold Amount' in respect of any year shall mean the product of (a) the weighted average number of the Company's Shares of Beneficial Interest outstanding during such year, times (b) the 'Per Share Threshold
          Amount'. The 'Per Share Threshold Amount' shall mean, for calendar year 1994, an amount equal to $1.37, and, for any calendar year subsequent to 1994, the Per Share Threshold
          Amount for the prior calendar year, plus
          $.05.

          Payment of the Incentive Fee shall be made by issuance of Common Shares of Beneficial
          Interest under the Company's 1992 Incentive
          Share Award Plan. The number of shares to be issued in payment of the Incentive Fee shall be the whole number of shares (disregarding any fraction) equal to the value of the Incentive Fee, as provided above, divided by the average closing price of the Company's
          Common Shares of Beneficial Interest on the
          New York Stock Exchange during the month of December in the year for which the computation is made."

     3. Except as amended hereby, the Advisory Agreement remains in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized officers, under seal, as of the day and year first above written.

                              HEALTH AND REHABILITATION PROPERTIES
                                   TRUST



                              By: /s/ David J. Hegarty


                              HRPT ADVISORS, INC.



                              By: /s/ John G. Murray



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